SCHEDULE 14C INFORMATION

          Information Statement Pursuant to Section 14(c) of the Securities
                         Exchange Act of 1934 (Amendment No.)

                              Filed by the Registrant [X]
                    Filed by a Party other than the Registrant [_]

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[X] Preliminary Information Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14C-5(d)(2))
[ ] Definitive Information Statement

                               LARGO VISTA GROUP, LTD.
                 (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

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(2) Aggregate number of securities to which transaction applies:

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    pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by
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    offsetting fee was paid previously. Identify the previous filing by
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                              LARGO VISTA GROUP, LTD.
                                 4570 Campus Drive
                           Newport Beach, California 92660

                                INFORMATION STATEMENT

We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

This Information Statement is furnished to the holders of record at the close of business on October 9, 2002 (the "Record Date") of the outstanding capital stock of the Largo Vista Group, Ltd. (the "Company") pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with actions that holders of a majority of the outstanding shares of the Company have approved. By written consent dated October 11, 2002, holders of a majority of the Company's capital stock approved the following actions:

1.  To elect three directors to hold office until the next Annual
Meeting of Shareholders or until their successors are duly elected and qualified;

2. To adopt the 2002 Stock Option Plan which authorizes the issuance of non-qualified stock options to purchase up to 25,000,000 shares of Common Stock;

3. To amend the Articles of Incorporation thereby creating 25,000,000 shares of Preferred Series A Stock of the Company; and

4. To appoint Russell Bedford Stefanou Mirchandani LLP as independent auditors for fiscal year 2002.

The Company will take the necessary corporate action to enact the above when permissible pursuant to Rule 14C.

This Information Statement will be sent or otherwise furnished, to the Company's stockholders of record who are not solicited for their consent of this corporate action, within ten business days following the filing of a Definitive Information Statement as provided for in Schedule 14.

                    By the Order of the Board of Directors

                               October 17, 2002

           /s/Albert Figueroa, Director and Corporate Secretary

                                VOTING SECURITIES

The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on October 9, 2002. On such date, the Company had issued and outstanding 1) 246,527,861 shares of $0.001 par value common stock, that were entitled to vote on these issues. Each share of Common Stock is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Nevada Law, there are no dissenter's or appraisal rights relating to the matters to be voted

The Company has received consent of 126,228,162 common stockholders for all of the matters contained within this Information Statement. This represents an amount of shares voted for these issues at least one vote greater than 50.0% of the outstanding shares of the Company, as is required by Nevada law.

                            DESCRIPTION OF SECURITIES

I.  Shareholders' Rights

     A. Common Shares. The Company's articles of incorporation currently authorize the issuance of 400,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     - are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     These securities do not have any of the following rights

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of shares

     - preference upon liquidation

     - any other special rights or preferences.

In addition, the shares are not convertible into any other security.

There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of October 9, 2002, the company had 246,527,861 shares of common stock issued and outstanding.

Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

Dividends.

The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its stockholders when the company's board of directors deems such distributions appropriate. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's stockholders to do so. The board of directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

II.  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

The Company's authorized but unissued capital stock will consist of more than 150,000,000 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

III.  Transfer Agent.

The company has engaged the services of OTR Transfer Agent and Register to act as transfer agent and registrar.

                             ELECTION OF DIRECTORS

The current term of office of all of the Company's directors expires on October 18, 2002. The Board of Directors has proposed, and a majority of the outstanding shares of the Company have voted to elect, the following members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

The Board of Directors are:

Albert N. Figueroa, 36, Director, Secretary and Treasurer, is in charge of day-to- day business operations of Largo Vista in the United States, as well as being a liaison with all outside service providers, and generally maintains the consistency of information within the Company. Mr. Figueroa joined the Company in July 1991.

Deng Shan, 50, Chairman of the Board of Directors, Interim Chief Executive Officer, is well versed in the business practices of China. Mr. Deng has the experience as a locomotive driver and a college/university teacher for many years before he was recruited by Chinese district government in 1989. He served as the director of Science and Technology Commission and at the same time was entitled as Chairman of the Board of 4 state-owned companies until 1994 when he was appointed as the Director of the Representative Office (of the Government) in European Countries. Mr. Deng joined the Company in December 1996.

Edward H. Deese, 39, Interim Chief Operating Officer and Director, with a BS in Economics from University of California, Irvine, has been involved in the public arena for over fifteen years and was an Officer and general manager of two companies that went public through IPO. Recently, Mr. Deese was a founder of a private bio-technology company with a private market capitalization exceeding $100 million. Mr. Deese was responsible for establishing the administrative team of the company and managing the day-to-day operations, from start-up through 65 employees. Mr. Deese joined the Board of Directors in September 2002.

Base Compensation. Members of the Board of Directors of the Company currently receive no additional compensation for their services as a director.

Options. The 2002 Stock Option Plan will provide for, among other things, issuances of Options to Directors at the discretion of the Board of Directors or through a committee approved by the Board of Directors. There are not currently any agreements to issue options to members of the Board of Directors that have been approved either by the Board of Directors or a committee approved by the Board of Directors.

Meetings of the Board of Directors

During the fiscal year ended December 30, 2001, the Board of Directors of the Company held twelve meetings. Each director attended at least 75% of all meetings of the Board of Directors.

Audit, Compensation or Corporate Governance Committees.

The Board of Directors has not established an Audit, Compensation or Corporate Governance Committee.

Certain Relationships and Transactions with Management and Others

A company officer has advanced funds to the Company for working capital purposes. No formal repayment terms or arrangements exist.
The net amount of advances due the officer at December 31, 2001 was $3,144.

A consultant to the Company has advanced funds to the Company for working capital purposes. No formal repayment terms or arrangements exist. The net amount of advances due the consultant at December 31, 2001 was $28,065.

                                EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or accrued by the Company during the last three years to the executive officers of the Company during the same period.



                                          Summary Compensation Table

                           Annual compensation                      Long-term Compensation
                                                                 Awards           Payouts
Name and                                 Other           Restricted   Securities
principal                                annual             stock     underlying      LTIP    All other
position       Year     Salary   Bonus   compensation     award(s)    options/SARs    payouts compensation
                          ($)     ($)       ($)             ($)           (#)           ($)       ($)
  (a)           (b)       (c)     (d)       (e)             (f)           (g)           (h)       (i)

Daniel Mendez   2001    110,000   0        0              0            0               0        0
President       2000    120,000   0        0              0            0               0        0
                1999    150,000  661,618   0              0            0               0        0

Albert          2001     55,000   0        0              0            0               0        0
Figueroa        2000     60,000   0        0              0            0               0        0
Secretary       1999    100,000  275,034   0              0            0               0        0

Deng Shan       2001    100,000   0        0              0            0               0        0
Chairman        2000    100,000   0        0              0            0               0        0
                1999    100,000  261,827   0              0            0               0        0




Notes:

(1) The officers listed above were paid any salary and/or bonuses in a combination of registered stock options, unregistered stock and/or cash. Any issuance of unregistered common stock was valued at market, generally determined by the low bid quotation.

(2) Daniel J. Mendez, former President, served under an annual employment contract that was not renewed by the Board of Directors and is therefore no longer under an employment contract.

(3) Albert N. Figueroa, Secretary/Treasurer, serves under an annual employment contract renewed effective January 1, 2001 at annual compensation of $60,000 that may be terminated upon 30 days written notice of either party.

(4) Deng Shan, Consultant, serves under an annual Agreement for Services renewed effective January 1, 2001 at annual compensation of $100,000, that may be terminated upon 30 days written notice of either party.

                                 STOCK OWNERSHIP

The following table sets forth information regarding beneficial ownership as of October 9, 2002, of the Company's common stock, by any person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities and by each director and by officers and directors of the Company as a group.

                                         Beneficial            Percentage
Name and Address (1)                     Ownership                 of
                                                                  Class

Daniel Mendez(3)                         17,702,390               7.20%

Albert Figueroa                           5,564,620               2.26%

Deng Shan (2)                            86,874,065              35.34%

Edward H. Deese                               0                   0.00%

All directors/officers as a group
(3 persons)                             110,141,075              44.80%

(1) The address for all persons listed is 4570 Campus Drive, Newport Beach, CA 92660

(2) Mr. Deng Shan owns 3,569,245 (1.45%) shares personally, and 83,304,820 (33.89%) shares through his majority owned corporation, Proton Technology Corporation Limited.

(3) Mr. Mendez is a beneficial owner of more than five percent, but is not an officer or a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of filings with the Securities and Exchange
Commission, we believe that all of our directors and executive officers are in compliance with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 since the Companies most recent 10KSB.

        ADOPTION OF THE 2002 STOCK OPTION PLAN AND THE AUTHORIZATION OF THE ISSUANCE OF 25,000,000 SHARES OF COMMON STOCK THEREUNDER

General

The 2002 Plan was adopted by the Board of Directors on September 22, 2002 and a majority of the outstanding shares of the Company have ratified the 2002 Stock Option Plan (the "2002 Plan"). The 2002 Plan authorizing the issuance of up to 25,000,000 shares of the Company's Common with the Board of Directors or a committee appointed by the Board of Directors having the discretion to issue options thereunder. The purposes of the 2002 Plan are to attract and retain personnel for positions of substantial responsibility with the Company and to provide participants with additional incentives in the form of options to purchase the Company's Common Stock which will encourage them to acquire a proprietary interest in, and to align their financial interests with those of the Company and its shareholders.

As of October 11, 2002, no options have been granted under the 2002 Plan. The Board has agreed that the exercise price of the options will be either the price on the date of issuance of the options, or the price on the date that the individual to whom the options are issued was employed or appointed by the Company, whichever is lower.

Eligibility, participation, administration, amendment, termination and other incidentals to the administration of the 2002 Plan will be at the discretion of the Board of Directors or a committee appointed by the Board of Directors.

     CREATION OF 25,000,000 SHARES OF SERIES A PREFERRED STOCK OF THE
      COMPANY THROUGH THE AMENDMENT OF THE ARTICLES OF INCORPORATION

The Board of Directors has approved, and a majority of shareholder votes have approved, the amendment of the Articles of Incorporation to create, 25,000,000 shares of Series A Preferred Stock of the Company. There are not currently any agreements signed, nor is there any current intent, to issue these newly created Series A Preferred Shares to any particular individual or entity at this time.

The Board of Directors has determined that the Company should aggressively seek to acquire companies that 1) are profitable, 2) are revenue producing and/or 3) have assets that might prove beneficial to the Company, or in the alternative, to acquire licenses from individuals or entities that could prove beneficial to the Company. It is the intent of the Board of Directors to use the newly created Series A Preferred Stock to purchase those companies and thereby seek to build the Company through acquisition without immediately diluting the shareholders of common stock of the Company. The Board of Directors believes that its current common share price is undervalued, and at the current undervalued price, any acquisition would cost the Company more than an acquisition would if the Company's share price was more appropriately valued. By being able to set the rights and preferences of the Series A Preferred
Stock, the Board of Directors intends to be able to make acquisitions in the present by using a potential future stock price through the use of the newly created Series A Preferred Stock.

                      APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed the independent accounting firm of Russell Bedford Stefanou Mirchandani LLP, certified public accountants, to audit the accounts of the Company and its subsidiaries for the 2002 fiscal year. Russell Beford Stefanou
Mirchandani, LLP has audited the accounts and records of the Company and its subsidiaries since 2001. There are no disagreements on accounting policies or practices between the Company and its auditors.

Audit Fees

The aggregate fees billed by Russell Beford Stefanou Mirchandani, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $85,125.

Financial Information Systems Design and Implementation Fees

There were no services performed by Russell Beford Stefanou
Mirchandani, LLP for professional services rendered for information technology services relating to the Company's financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

There were no other fees paid to Russell Bedford Stefanou Mirchandani LLP for the fiscal year ended December 31, 2001.

                            STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration by the stockholders of the Company.

                        FINANCIAL AND OTHER INFORMATION

The following documents previously filed by the Company (File No.
000-30426) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB containing audited financial statements for the fiscal years ended December 31, 2001, filed on April 02, 2002, pursuant to Section 13(a) of the Exchange Act.

(b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since April 2, 2002, consisting of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002 and the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

Submitted by:

Albert Figueroa
Director and Secretary

Dated: October 17, 2002